ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Exhibit A of the Investment Advisory Agreement between American Express Financial Corporation (AEFC) and American Express Asset Management International Inc. (International) dated February 11, 1999 is hereby amended to add 1 new investment portfolio, AXP Variable Portfolio - Emerging Markets Fund. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the __th day of April, 2000.

                                          AMERICAN EXPRESS FINANCIAL CORPORATION

Attest: _________________________    BY:  __________________________
         Secretary                                 Senior Vice President -
                                                   Investment Operations

                                          AMERICAN EXPRESS ASSET MANAGEMENT
                                          INTERNATIONAL INC.

Attest: ________________________     BY:  _________________________
         Secretary                                 President and Chief Executive
                                                   Officer

                                                EXHIBIT A

American  Express  Financial   Corporation  shall  pay  American  Express  Asset
Management International Inc. a fee equal on an annual basis as follows:


Fund                                                                   Fee

Emerging Markets Portfolio                             0.50% of daily net assets

World Growth Portfolio                                 0.35% of daily net assets

AXP Global Balanced Fund                               0.35% of daily net assets

AXP International Fund                                 0.35% of daily net assets

AXP Variable Portfolio - Emerging Markets Fund         0.35% of daily net assets

AXP Variable Portfolio - International Equity Fund     0.35% of daily net assets

IDS Life Series Fund - International Equity Portfolio  0.35% of daily net assets

American Express Financial Corporation shall pay this compensation to American Express Asset Management International Inc. in arrears on a monthly basis.

 To:  American Express Asset Management International Inc. (International)



On behalf of the Funds listed below, I hereby acknowledge receipt of the Attachment (drafted to comply with the United Kingdom's Investment Management Regulatory Organisation) to the Investment Advisory Agreement presently effective between International and American Express Financial Corporation. o Emerging Markets Portfolio o World Growth Portfolio o AXP Global Balanced Fund o AXP International Fund o AXP Variable Portfolio - Emerging Markets Fund o AXP Variable Portfolio - International Equity Fund



Signed:  ____________________________
             Leslie L. Ogg
             Title:   Vice President


 Date:  _____________________________